Celanese Q1 2014 Earnings Monday, April 21, 2014 Conference Call / Webcast Tuesday, April 22, 2014 10:00 a.m. EDT © Celanese Mark Rohr, Chairman and Chief Executive Officer Steven Sterin, Senior Vice President and Chief Financial Officer Exhibit 99.3

© Celanese Celanese Corporation 2 This presentation may contain “forward-looking statements,” which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this release. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries; changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to reduce or maintain their current levels of production costs and to improve productivity by implementing technological improvements to existing plants; increased price competition and the introduction of competing products by other companies; market acceptance of our technology; the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the company; changes in the degree of intellectual property and other legal protection afforded to our products or technologies, or the theft of such intellectual property; compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, cyber security incidents, terrorism or political unrest or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the occurrence of acts of war or terrorist incidents or as a result of weather or natural disasters; potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; and various other factors discussed from time to time in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Results Unaudited The results in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year. Non-GAAP Financial Measures and Change in Accounting Policy This presentation, and statements made in connection with this presentation, contain references to non-GAAP financial measures. For more information on the non-GAAP financial measures used by the company and referenced in this presentation, including definitions and reconciliations with comparable GAAP financial measures, as well as prior period information, please refer to the Non-GAAP Financial Measure and Supplemental Information document available under Investor Relations/Financial Information/Non-GAAP Financial Measures and Supplemental Information on our website, www.celanese.com. The website materials also describe a change in accounting policy regarding pension and other postretirement benefits effective January 1, 2013. Forward-Looking Statements

© Celanese Celanese Corporation 3 Mark Rohr Chairman and Chief Executive Officer

© Celanese Celanese Corporation 4 Recent Highlights *For additional details please refer to Investor Relations/Recent Business and Product Related Releases on our website, www.celanese.com. • Began construction of methanol unit in Clear Lake, Texas • Exploring plans to construct a methanol unit in Bishop, Texas • Received the Best Supplier Award from Whirlpool • Engineered materials introduced differentiated polymer technologies that broaden our access to certain end-markets ◦ Utilities: Composite technologies that deliver greater reliability, capacity and performance ◦ Oil and Gas: Spoolable pipe systems that meet the harsh demands of deepwater operations ◦ Anti-counterfeiting technologies that help equipment manufacturers and suppliers ensure authenticity of products ◦ Polymers that can withstand extreme industrial environments required by the RFID Anti-counterfeiting technology: Laser-marking RFID tags

© Celanese Celanese Corporation 5 Fairway: Clear Lake methanol project update, start-up October 1, 2015 Status Update • Final Greenhouse Gas permit received • Construction started • Contract for piling, civil, piping, and mechanical awarded • Working to close gap on construction schedule • 99% of equipment procured; below budget • All major equipment on site prior to year end 2014 Milestone Expected completion Start Steel Erection Q2 2014 Electrical & Instrumentation Contract Q2 2014 Erect First Tower Q3 2014 Control Building Complete Q1 2015 Reformer Installation Complete Q2 2015 Mechanical Completion Q3 2015

Outlook* for 2014

Celanese

	Potential contribution (in millions)	% Completed	Celanese-specific actions update
Improving plant operations	~$45	~50%	• Closure of two non-integrated plants in Europe in late 2013 • Remaining to be delivered by productivity improvements across all of our operations
Creating upstream & downstream efficiencies	~$25	~100%	• Specific productivity actions in cellulose derivatives business
Translating innovation	~$30	~25%	• Working closely with customers • Combining chemistry with applications engineering to identify new opportunities • Translating across multiple customers or multiple platforms

Line-of-sight to 2014 growth of 12 to 14 percent

*As of April 2014

© Celanese Celanese Corporation 6

© Celanese Celanese Corporation 7 Innovation Success • Developed with Southwire • Leverages Celanese's proprietary composite technology • Two times the capacity • Less sag • Drives cost savings for customers • Signed supply agreement with Airborne • Used in deepwater, offshore oil and gas operations • Reduces operational costs • Lowers maintenance costs • Improves pressure performance • Won JEC Europe 2012 Innovation Award Transmission lines (Celstran® CFR-TPR) Offshore oil & gas (Celstran® CFR-TP) *For additional details please refer to Investor Relations/Recent Business and Product Related Releases on our website, www.celanese.com.

© Celanese Celanese Corporation 8 QoQ* YoY* 7% 6% 5% 4% 3% 2% 1% 0% Volume Price Currency Other Total $1,800 $1,200 $600 $0 30% 20% 10% 0% Q1 2013 Q4 2013 Q1 2014 16.8% 15.1% 17.7% $1,605 $1,616 $1,705 Celanese Corporation Q1 2014 Highlights Q1 Performance Factors Affecting Net Sales • Record first quarter adjusted earnings • Deployed $53 million to repurchase >1 million shares • Operating cash flow of $164 million • Ended quarter with $1.0 billion in cash • Adjusted free cash flow of $135 million *QoQ represents Q1 2014 as compared to Q4 2013; YoY represents Q1 2014 compared to Q1 2013. Adjusted EPS Q1 2014 $1.33 Q4 2013 $1.04 Q1 2013 $1.14 Net sales (in millions) Total segment income margin

© Celanese Celanese Corporation 9 YoY Segment income highlights • Higher volumes globally driven by strong demand partially offset by lower pricing due to mix and higher energy costs • Strong results in engineered materials more than offset $7 million lower affiliate earnings QoQ Segment income highlights • Higher volumes driven by strong seasonal demand and growing demand for advanced polymers in autos • Pricing increased on improved mix, primarily medical • Strong results in engineered materials more than offset lower than expected affiliate earnings and higher energy costs Net sales (in millions) Advanced Engineered Materials Q1 Performance Factors Affecting Net Sales $400 $300 $200 $100 $0 40% 30% 20% 10% 0% Q1 2013 Q4 2013 Q1 2014 23.7% 17.2% 22.5% $329 $325 $373 Total segment income margin QoQ YoY 20% 15% 10% 5% 0% -5% Volume Price Currency Other Total

© Celanese Celanese Corporation 10 Consumer Specialties Q1 Performance Factors Affecting Net Sales YoY Segment income highlights • Higher pricing of acetate tow partially offset by commitments under a legacy contract in flake • Lower costs driven by productivity initiatives specific to cellulose derivatives • Dividends from cellulose derivatives ventures increased $5 million QoQ Segment income highlights • Higher pricing of acetate tow partially offset by commitments under a legacy contract in flake • Lower costs driven by productivity initiatives specific to cellulose derivatives • Dividends from cellulose derivatives ventures increased $5 million Net sales (in millions) Total segment income margin $400 $300 $200 $100 $0 60% 40% 20% 0% Q1 2013 Q4 2013 Q1 2014 36.6% 37.6% 42.1% $295 $295 $302 QoQ YoY 4% 3% 2% 1% 0% -1% -2% Volume Price Currency Other Total

© Celanese Celanese Corporation 11 Industrial Specialties Q1 Performance Factors Affecting Net Sales YoY Segment income highlights • Higher volumes in Europe due to strong proprietary paints and coatings demand in emulsion polymers resulting from unseasonably warm weather QoQ Segment income highlights • Higher volumes in emulsion polymers more than offset higher raw material costs, primarily VAM • Pricing increased mainly in North America and Asia in EVA polymers due to the higher raw material costs Net sales (in millions) Total segment income margin $400 $300 $200 $100 $0 16% 12% 8% 4% 0% Q1 2013 Q4 2013 Q1 2014 5.6% 4.8% 6.4% $288 $273 $312 QoQ YoY 16% 14% 12% 10% 8% 6% 4% 2% 0% Volume Price Currency Other Total

© Celanese Celanese Corporation 12 Acetyl Intermediates Q1 Performance Factors Affecting Net Sales YoY Segment income highlights • VAM pricing increased due to permanent capacity reductions in Europe and temporary industry outages in North America • Higher acid price due to higher methanol costs • Lower acid volumes due to weak demand and an inventory build for turnaround QoQ Segment income highlights • VAM pricing increased due to permanent capacity reductions in Europe and temporary industry outages in North America • Higher pricing and strategic actions more than offset higher raw material and energy costs and lower volumes Net sales (in millions) Total segment income margin $900 $600 $300 $0 12% 8% 4% 0% Q1 2013 Q4 2013 Q1 2014 9.8% 10.1% 11.4% $808 $829 $841 QoQ YoY 8% 6% 4% 2% 0% -2% -4% -6% Volume Price Currency Other Total

© Celanese Celanese Corporation 13 Steven Sterin Senior Vice President and Chief Financial Officer

© Celanese Celanese Corporation 14 Strong Cash Flow Generation • Operating cash flow primarily driven by strong earnings performance • Adjusted FCF impacted by timing of capital investment and JV funding related to Clear Lake methanol unit • Capex of $148 million in Q1 2014 • Continue to expect capex of $450-500 million for 2014 with ramp-up of construction of Clear Lake methanol unit and installing natural gas boilers in Narrows, Virginia • Net debt <$2.1 billion as of March 31, 2014 Continue to focus on a balanced capital deployment strategy Cash flow from operations Adjusted free cash flow (FCF) Adjusted FCF as % net sales $200 $150 $100 $50 $0 10% 8% 6% 4% 2% 0% Q1 2013 Q4 2013 Q1 2014 $147 $154 $164 $64 $37 $135 4.0% 2.3% 7.9% Adjusted Free Cash Flow (in millions)

© Celanese Celanese Corporation 15 Dividend Share Repurchases $100 $80 $60 $40 $20 $0 2013 average** Q1 2014 Return of Cash to Shareholders Dividend • Q1 2014 dividend payout 133% higher than Q1 2013 • Dividend yield in-line with peers Share Repurchases • Deployed $53 million to repurchase >1 million shares in Q1 at an average price of $51.30 • Remaining share repurchase authorization of $347 million • Expect to repurchase opportunistically Over $1 billion returned to shareholders since 2007 via dividends and share repurchases Dividend* Payout and Share Repurchases *Based on dividends paid on common stock. **2013 quarterly average (in millions)